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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF AMERICAN PHYSICIANS CAPITAL, INC.


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                                                    JURISDICTION OF
NAME                                                INCORPORATION/ORGANIZATION
----                                                --------------------------


American Physicians Assurance Corporation            Michigan

Insurance Corporation of America                     Michigan

APSpecialty Insurance Company                        Michigan

APDirect Sales, LLC                                  Michigan

APIndemnity Ltd.                                     Bermuda

APConsulting, LLC                                    Michigan

APManagement Ltd.                                    Bermuda

Alpha Advisors, Inc.                                 Illinois

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